EXHIBIT 99.8

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dana Perry, the Vice President and Chief Financial Officer of AZZ incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the period ended May 31, 2003 (the “Report”). The undersigned hereby certifies that:

3.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
4.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 24, 2003	/s/ DANA PERRY
Dana Perry Vice President and Chief Financial Officer